Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements

On December 20, 2012, Revolution Lighting Technologies, Inc. (“Revolution”) completed its acquisition of Seesmart Technologies, Inc. (“Seesmart”). The following unaudited pro forma condensed consolidated financial statements have been prepared to give pro forma effect to the completed acquisition, which was accounted for as a purchase, as if the acquisition, the related issuances of Revolution’s common stock, Series C preferred stock, Series D preferred stock, and the repayment of Seesmart’s outstanding convertible notes payable had occurred on the dates indicated.

The unaudited pro forma condensed consolidated financial statements include a balance sheet as of September 30, 2012 and statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011. The unaudited pro forma condensed consolidated balance sheet was derived from the respective historical unaudited condensed consolidated balance sheets of Revolution and Seesmart as of September 30, 2012. The unaudited pro forma condensed consolidated statements of operations were derived from the respective historical unaudited statements of operations of Revolution and Seesmart for the nine months ended September 30, 2012 and the respective audited consolidated financial statements for the year ended December 31, 2011.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition and related transactions as if they had occurred on September 30, 2012. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 gives effect to the acquisition and related transactions as if they had occurred on January 1, 2011.

The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Revolution’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, and Seesmart’s consolidated financial statements included elsewhere in this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and are not indicative of what the financial position might have been or what results of operations might have been achieved had the acquisition and related transactions occurred as of the dates indicated or the financial position or results of operations that might be achieved for any future periods.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of September 30, 2012
	Historical	Historical	Pro Forma		Pro Forma
	Revolution	Seesmart	Adjustments		Consolidated
ASSETS:
Current Assets:
Cash and cash equivalents	$4,297,721	$181,592	$9,936,326	A	$1,012,709
			(10,106,962)	B
			(3,295,968)	E
Trade accounts receivable, less allowance for doubtful accounts	594,640	1,762,635	—		2,357,275
Inventories, less reserves	1,336,677	951,335	—		2,288,012
Prepaid expenses	92,890	166,823	—		259,713
Other assets	8,772	230,178	—		238,950

Total current assets	6,330,700	3,292,563	(3,466,604)		6,156,659
Property and equipment	509,247	756,505	(513,903)	D	751,849
Accumulated depreciation and amortization	(364,131)	(513,903)	513,903	D	(364,131)

Net property and equipment	145,116	242,602	—		387,718
Goodwill	—	—	13,028,214	C	13,028,214
Other intangible assets, less accumulated amortization	1,418,841	—	9,692,000	C	11,110,841
Other assets, net	9,295	21,033	—		30,328

Total assets	$7,903,952	$3,556,198	$19,253,610		$30,713,760

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$772,642	$2,170,257	$—		$2,942,899
Accrued liabilities	135,707	1,329,240	(219,101)	E	1,245,846
Deferred revenue	—	225,339	—		225,339
Customer deposits	—	1,388,337	—		1,388,337
Factor liability	—	530,550	—		530,550
Other debt	—	24,235	—		24,235
Convertible notes payable	—	2,564,056	512,811	C	—
			(3,076,867)	E
Related party payable	3,868	—	—		3,868
Accrued compensation and benefits	91,337	—	—		91,337
Current portion of deferred rent	1,330	—	—		1,330
Other current liabilities	280	87,001	—		87,281

Total current liabilities	1,005,164	8,319,015	(2,783,157)		6,541,022
Deferred revenue	—	1,299,642	—		1,299,642

Total liabilities	1,005,164	9,618,657	(2,783,157)		7,840,664
Stockholders’ Equity:
Series B convertible preferred stock	$5,195,225	$—	$—		$5,195,225
Series C convertible preferred stock	—	—	9,936,326	A	9,936,326
Series D convertible preferred stock	—	—	1,006,402	B	1,006,402
Common stock	17,453	110,365	(110,365)	C	30,110
			12,657	B
Additional paid-in capital	50,638,575	7,007,662	(7,007,662)	C	55,657,498
			5,018,923	B
Accumulated deficit	(48,952,465)	(13,180,486)	13,180,486	C	(48,952,465)

Total stockholders’ equity	6,898,788	(6,062,459)	22,036,767		22,873,096

	$7,903,952	$3,556,198	$19,253,610		$30,713,760

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income

	For the Nine Months Ended September 30, 2012
	Historical	Historical	Pro Forma		Pro Forma
	Revolution	Seesmart	Adjustments		Consolidated
Revenue	$3,452,067	$5,942,396	$—		$9,394,463
Cost of sales	3,830,215	4,091,556	—		7,921,771

Gross (loss) profit	(378,148)	1,850,840	—		1,472,692
Operating expenses:
Selling, general and administrative	3,854,782	3,704,272	484,600	F	8,043,654
Research and development	448,920	539,427	—		988,347
Impairment charge	3,397,212	—	—		3,397,212

Total operating expenses	7,700,914	4,243,699	484,600		12,429,213

Operating loss	(8,079,062)	(2,392,859)	(484,600)		(10,956,521)
Non-operating income (expense):
Interest expense	(210,014)	(177,253)	146,580	G	(240,687)
Gain (loss) on debt restructuring	1,048,308	(1,700,000)	—		(651,692)
Other income	107	—	—		107

Total non-operating income (expense), net	838,401	(1,877,253)	146,580		(892,272)

Loss from continuing operations	$(7,240,661)	$(4,270,112)	$(338,020)		(11,848,793)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.44)				$(0.49)

Basic and diluted weighted average shares Outstanding	16,474,716		7,740,893	H	24,215,609

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Income

	For the Year Ended December 31, 2011
	Historical	Historical	Pro Forma		Pro Forma
	Revolution	Seesmart	Adjustments		Consolidated
Revenue	$8,987,848	$9,399,664	$—		$18,387,512
Cost of sales	7,075,063	6,284,536	—		13,359,599

Gross profit	1,912,785	3,115,128	—		5,027,913
Operating expenses:
Selling, general and administrative	5,981,212	4,901,634	646,133	F	11,528,979
Research and development	833,876	339,056	—		1,172,932
Impairment charge	407,369	—	—		407,369

Total operating expenses	7,222,457	5,240,690	646,133		13,109,280

Operating loss	(5,309,672)	(2,125,562)	(646,133)		(8,081,367)
Non-operating income (expense):
Interest expense	(126,731)	(257,380)	140,689	G	(243,422)
Interest income	569	—	—		569
Other income	10,920	—	—		10,920

Total non-operating expense, net	(115,242)	(257,380)	140,689		(231,933)

Loss from continuing operations	$(5,424,914)	$(2,382,942)	$(505,444)		$(8,313,300)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.33)				$(0.34)

Basic and diluted weighted average shares outstanding	16,405,789		7,740,893	H	24,146,682

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Revolution Lighting Technologies, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.	Basis of Presentation

The unaudited pro forma condensed consolidated statements of income of Revolution Lighting Technologies, Inc. (“Revolution”) for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the acquisition of Seesmart Holdings (“Seesmart”) the related issuances of common stock, Series C convertible preferred stock, Series D convertible preferred stock and the repayment of Seesmart’s convertible notes as if they had been completed on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 gives effect to the acquisition and related transactions as if they had occurred on September 30, 2012.

The unaudited pro forma condensed consolidated statements of income and unaudited pro forma condensed consolidated balance sheet were derived by adjusting Revolution’s historical financial statements for the acquisition of Seesmart. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statements of income are provided for informational purposes only and are not indicative of Revolution’s financial position or results of operations had the transaction been consummated on the dates indicated or financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of income and accompanying notes should be read in conjunction with Revolution’s historical financial statements and related notes, Revolution’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Revolution’s Annual Report on Form 10-K for the year ended December 31, 2011, and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, and Seesmart’s consolidated financial statements included elsewhere in this Current Report on Form 8-K.

Note 2.	Preliminary Purchase Price

The unaudited pro forma condensed consolidated financial statements reflect a preliminary purchase price of $16,144,944, consisting of cash of $10,106,962 of which, $9,936,326 was financed through the issuance of Revolution’s Series C preferred stock and $170,636 using cash on hand, and the issuance of 11,915 shares of Series D convertible preferred stock valued at $1,006,402, net of issuance costs, and 7,740,893 shares of common stock valued at $5,031,580 on the date of the acquisition. The purchase price is subject to adjustment based on actual working capital which is to be finalized subsequent to the closing date, which has yet to be finalized.

In the accompanying September 30, 2012 unaudited pro forma condensed consolidated balance sheet, the total purchase price is allocated to the tangible and identifiable intangible assets and the liabilities of Seesmart based on their estimated fair values as of the date of the acquisition in accordance with the acquisition method of accounting and includes the estimated fair value of trademarks of $3,341,000 and customer relationships of $6,351,000. Preliminarily the excess of the purchase price over the fair value of acquired assets and liabilities (goodwill) is $13,028,214. The valuation of acquired assets and liabilities is preliminary and subject to adjustment, which may be material. The following summarizes the allocation of the purchase price:

Cash and cash equivalents	$181,592
Trade accounts receivable	1,762,635
Inventories	951,335
Goodwill	13,028,214
Other intangible assets	9,692,000
Other assets	660,636

Total assets	$26,276,412
Accounts payable and accrued liabilities	$3,499,497
Deferred revenue and customer deposits	2,913,318
Convertible notes payable	3,076,867
Other liabilities	641,786

Total liabilities	10,131,468

Preliminary purchase price	$16,144,944

No deferred income taxes are reflected in pro forma condensed consolidated financial statements as the estimated deferred assets of as of September 30,2012, for which a full valuation allowance as been provided, exceeds the deferred tax liability resulting from the recording the estimated fair value of amortizable intangibles.

Note 3.	Pro Forma Adjustments

The pro forma adjustments made herein are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization. Final allocation may differ materially from the estimates reflected in these proforma condensed consolidated financial statements

A – Issuance of Series C preferred stock, net of issuance costs, to fund the acquisition: Reflects the cash received and the issuance of Series C convertible preferred stock.

B – Record the purchase price, net of elimination entries: Reflects the cash consideration of $10,106,962, the issuance of 11,915 shares of Series D preferred stock valued at $1,006,402, net of issuance costs, on the date of the acquisition and the issuance 7,740,893 shares of common stock valued at $5,031,580 on the date of the acquisition.

C – Change in equity accounts due to acquisition and preliminary estimate of intangibles: Reflects the elimination of Seesmart’s historical equity accounts and recording estimated fair value of intangible assets acquired and goodwill. Also reflects the increase to the fair value of Seesmart’s convertible notes that were accelerated as a result of the change in control of Seesmart (Note E).

D – Record the fair value of property and equipment on the acquisition date: Property and equipment is generally valued at replacement cost less depreciation. Given the nature of the property and equipment and their short lives, their carrying amount approximates fair value.

E – Settlement of Seesmart’s convertible debt, accrued interest, and 20% premium on principal: The change of control resulting from the acquisition triggered an obligation to pay Seesmart’s convertible debt. The pro forma adjustment assumes settlement in cash although the Company has offered to settle the notes in common stock. The Company currently expects approximately 30% of the notes to be settled for common stock.

F – Record amortization on acquired intangible assets: The pro forma adjustment records amortization on the intangible assets acquired during the Seesmart acquisition. The pro forma amortization reflects an estimated useful life of 15 years which is consistent with the timing of the underlying cash flows.

G – Reduction in interest expense due to settlement of Seesmart’s convertible debt: The pro forma adjustment removes interest expense incurred by Seesmart on the convertible debt during the applicable periods.

H – Change in the Weighted Average Shares Outstanding: The weighted average shares outstanding have been increased to reflect the 7,740,893 shares issued or to be issued in connection with the Seesmart acquisition. The effect of additional shares issuable under the Series C and Series D preferred stock have not been included in the pro forma shares outstanding as their effect would be anti dilutive.

I – Provision for Income Taxes: No provision for income taxes has been reflected in the pro forma statements of income since any tax benefit recorded resulting the pro forma pre tax losses is offset by a corresponding increase in the valuation allowance.